Exhibit 99.1

For immediate release	June 13, 2018

Crown Crafts Reports Fiscal 2018 Fourth Quarter and Full Year Results

●	Sales up 31.1% for the quarter and 6.5% for the year
●	Non-recurring charges impact quarter and fiscal year by $0.08 and $0.24, respectively
●	Excluding non-recurring charges, gross margin improved for the quarter and fiscal year

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) today reported results for the fourth quarter and fiscal year 2018, which ended April 1, 2018.

“Fiscal 2018 has brought several challenges, including the bankruptcy and subsequent liquidation of one of our major customers, which negatively impacted net income by $1.3 million, including credit costs, uncollectible receivables and royalty shortfalls associated with licenses that relied heavily on Toys “R” Us.,” said E. Randall Chestnut, Chairman, President and Chief Executive Officer. “Net income for the year was also negatively impacted by acquisition costs of $339,000 and non-cash charges to income tax expense of $497,000 related to recently enacted tax legislation.”

“Despite the challenges, we are confident that our future holds many exciting opportunities. The integration of our most recent acquisitions, Carousel Designs and Sassy, has resulted in exciting new products and distribution channels for our company. We now have a robust, direct-to-consumer sales channel through Carousel Designs, and we have expanded into new categories through the acquisition of Sassy. Both brands are well known and highly regarded in the industry, and we are thrilled to have them contributing to the future of Crown Crafts,” continued Chestnut.

Financial Results

Net income for the fourth quarter of fiscal 2018 was $1.2 million, or $0.12 per diluted share, on net sales of $22.7 million, compared with net income of $1.6 million, or $0.16 per diluted share, on net sales of $17.3 million for the fourth quarter of fiscal 2017. Gross profit for the current-year quarter was 25.9% of net sales, down from 29.9% in the prior-year quarter. Excluding non-recurring expenses totaling $1.2 million pre-tax and $785,000 post-tax, the Company’s gross profit percentage, net income and diluted earnings per share for the current year quarter would have been 29.0%, $2.0 million and $0.20, respectively.

For the fiscal year, net income was $3.0 million, or $0.30 per diluted share, on net sales of $70.3 million, compared with net income of $5.6 million, or $0.55 per diluted share, on net sales of $66.0 million for fiscal 2017. Gross profit for the current year was 28.1% of net sales, down from 29.4% in the prior year. Excluding non-recurring expenses totaling $2.8 million pre-tax and $2.4 million post-tax, the Company’s current year gross profit percentage, net income and diluted earnings per share would have been 29.8%, $5.4 million and $0.53, respectively.

Quarterly Cash Dividend

As announced on April 30, 2018, the Board of Directors declared a quarterly cash dividend on the Company’s Series A common stock of $0.08 per share, which will be paid on July 6, 2018 to stockholders of record at the close of business on June 15, 2018. “We are pleased to once again announce this dividend payment, which reflects our Board's confidence in the business and rewards our stockholders for their support,” Chestnut said.

Conference Call

The Company will host a teleconference today at 11:00 a.m. Central Daylight Time to discuss the Company’s results, during which interested individuals will be given the opportunity to ask appropriate questions. To join the teleconference, dial (844) 861-5504 and ask to be joined into the Crown Crafts, Inc. call. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website. A telephone replay of the teleconference will be available one hour after the end of the call through 4:00 p.m. Central Daylight Time on June 20, 2018. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and refer to conference number 10120114.

About Crown Crafts, Inc.

Crown Crafts, Inc., founded in 1957, is one of America’s largest producers of infant bedding, toddler bedding, bibs and developmental toys. Crown Crafts, Inc. operates through its three wholly owned subsidiaries, Crown Crafts Infant Products, Inc., Hamco, Inc. (which includes the Sassy product line) and Carousel Designs, LLC. The Company’s subsidiaries market a variety of infant, toddler and juvenile products under Company-owned trademarks, as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores and juvenile specialty stores, as well as directly to consumers through www.babybedding.com. For more information, visit the Company’s website at www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Olivia W. Elliott
Vice President and Chief Financial Officer	or	Halliburton Investor Relations
(225) 647-9124		(972) 458-8000
oelliott@crowncrafts.com

CROWN CRAFTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

SELECTED FINANCIAL DATA

In thousands, except percentages and per share data

	Fiscal Quarter Ended		Fiscal Year Ended
	April 1, 2018	April 2, 2017	April 1, 2018	April 2, 2017
	(Unaudited)
Net sales	$22,686	$17,308	$70,270	$65,978
Gross profit	5,886	5,176	19,779	19,411
Gross profit percentage	25.9%	29.9%	28.1%	29.4%
Income from operations	1,978	2,641	5,507	8,700
Income before income tax expense	1,897	2,660	5,421	8,796
Income tax expense	650	1,051	2,400	3,224
Net income	1,247	1,609	3,021	5,572
Basic earnings per share	$0.12	$0.16	$0.30	$0.56
Diluted earnings per share	$0.12	$0.16	$0.30	$0.55

Weighted Average Shares Outstanding:
Basic	10,086	10,033	10,072	10,013
Diluted	10,093	10,045	10,079	10,041

CONSOLIDATED BALANCE SHEETS

SELECTED FINANCIAL DATA

In thousands

	April 1, 2018	April 2, 2017
Cash and cash equivalents	$215	$7,892
Accounts receivable, net of allowances	18,498	15,614
Inventories	19,788	15,821
Total current assets	39,754	41,110
Finite-lived intangible assets - net	7,272	3,128
Goodwill	7,125	1,126
Total assets	$56,581	$47,184

Total current liabilities	6,788	7,573
Long-term debt	9,458	-

Shareholders’ equity	39,318	38,923
Total liabilities and shareholders’ equity	$56,581	$47,184